EXHIBIT B-6




           PP NUCLEAR SUBSCRIPTION AND CAPITAL CONTRIBUTION AGREEMENT



                                 by and between


                           PENNSYLVANIA POWER COMPANY

                                       and

                      FIRSTENERGY NUCLEAR GENERATION CORP.


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          SUBSCRIPTION AND CAPITAL CONTRIBUTION AGREEMENT, dated as of May 13,
2005 between Pennsylvania Power Company, a Pennsylvania corporation ("Penn Power") and FirstEnergy Nuclear Generation Corp., an Ohio corporation ("Nuclear Genco").

                                 R E C I T A L S


          WHEREAS, Penn Power wishes to subscribe for 100 shares of common stock, without par value, of Nuclear Genco (the "Shares"); and

          WHEREAS, Nuclear Genco desires to accept the subscription for the Shares in consideration for Penn Power's Contribution to Nuclear Genco of the Contributed Assets (in each case as defined below) on the terms and conditions set forth herein; and

          WHEREAS, the Board of Directors of Penn Power and Nuclear Genco have each approved Penn Power's subscription for the Shares and the contribution by Penn Power of all of Penn Power's right, title and interest in and to its undivided ownership interests in (a) Units Nos. 1 and 2 of the Beaver Valley Nuclear Power Plant, (b) the Beaver Valley Nuclear Power Plant Common Facilities, (c) the Perry Nuclear Power Plant and associated decommissioning trust funds, and (d) certain other assets associated therewith (the "Other Nuclear Assets"), all as more specifically described in Annex A and in Annex C hereto (collectively, the "Contributed Assets"), together with Penn Power's transfer and assignment to Nuclear Genco of all of Penn Power's rights, liabilities and obligations in respect of $63,650,000 aggregate principal amount of outstanding pollution control revenue bonds with respect to the Contributed Assets (as more specifically described in Annex B hereto) and other included liabilities as more specifically described in Annex C (collectively, the "Transferred Liabilities", and together with the Contributed Assets, the "Contribution"); and

          WHEREAS, each of the parties hereto has agreed to execute and deliver all such agreements, certificates and other documents as they deem necessary or desirable to implement the Contribution, with such terms, conditions, modifications, amendments or alterations as the officers executing the same shall approve as necessary or desirable, such approval to be conclusively established by their execution thereof, and to take all actions necessary or desirable in order to enable the parties to fulfill their obligations under such agreements, certificates and other documents; and

          WHEREAS, each of the parties hereto has determined that the Contribution is in its best interests.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

     1. SUBSCRIPTION FOR SHARES. Subject to the terms and conditions hereof, Penn Power hereby agrees to subscribe for the Shares, and Nuclear Genco hereby agrees to accept the subscription and the Contribution of the Contributed Assets and to assume the Transferred Liabilities in consideration for its issuance of the Shares and the Note (as defined below) to Penn Power. The parties hereby acknowledge and agree that the value of the Contribution will be the book value thereof, less accumulated depreciation, of the Contributed Assets as shown on Penn Power's balance sheet as of the end of the fiscal quarter immediately preceding the Contribution Date, less the agreed upon value of the Transferred Liabilities as of the Contribution Date.

     2. PROMISSORY NOTE. In further consideration for the Contribution of the Contributed Assets, Nuclear Genco hereby agrees to issue to Penn Power a promissory note (the "Note"), substantially in the Form of Exhibit A hereto, in a principal amount equal to the value of the Other Plant Assets less the amount of the Assumed Liabilities (as defined in paragraph 4c below).

     3. EFFECTIVENESS OF TRANSACTION.

          a. Nuclear Genco agrees to issue the Shares and the Note to Penn Power and Penn Power agrees to accept the Shares and the Note and to make the Contribution as promptly as practicable following receipt of all necessary regulatory authorizations and other consents and approvals as may be necessary, appropriate or advisable to consummate the transactions contemplated hereby.

          b. The parties hereby agree that the Contribution shall, to the extent they deem appropriate, be further evidenced and effected through the taking of all such additional actions and the execution of all instruments, agreements and documents of transfer, including without limitation such deeds, assignment and assumption agreements, releases and other documents as may be necessary or desirable to further evidence or carry out the Contribution.

     4. REPRESENTATIONS; COVENANTS.

          a. Nuclear Genco agrees that upon their issuance to Penn Power pursuant hereto, the Shares shall be fully paid and non-assessable and free and clear of any and all liens, claims, charges and encumbrances.

          b. Penn Power hereby undertakes and agrees that the Contributed Assets will be transferred to Nuclear Genco free and clear of the lien of the Indenture, dated as of November 1, 1945, between Penn Power and the First National Bank of the City of New York, now Citibank, N.A., as Trustee, as amended and supplemented, but may be subject to other liens, claims, liabilities and encumbrances, all of which Nuclear Genco agrees to accept and assume, except as otherwise provided herein.

          c. Nuclear Genco agrees to accept the assignment of the Transferred Liabilities, and all such other liabilities and obligations of Penn Power as may be associated with, or directly related to, the Contributed Assets including, without limitation, any decommissioning liabilities and obligations associated with the Contributed Assets and other liabilities as more specifically identified in the form of Assignment and Assumption Agreement attached as Annex C hereto (the "Assumed Liabilities"), which include, among other liabilities, liability for the decommissioning and decontamination of the Contributed Assets, management of spent nuclear fuel, and all environmental liabilities, as well as any liabilities associated with the ownership of the Contributed Assets from and after the Contribution Date, but otherwise exclude the liabilities and obligations associated with Penn Power's ownership of the Contributed Assets prior to the Contribution Date. Nuclear Genco hereby agrees fully to perform and discharge the Assumed Liabilities in a timely fashion. Nuclear Genco further agrees to indemnify and hold harmless Penn Power from and against any and all liabilities, actions, claims, damages, costs and expenses which Penn Power may suffer or incur as a result of Nuclear Genco's failure to perform the foregoing obligations.

          d. The parties acknowledge and agree that other than the Transferred Liabilities and the Assumed Liabilities, Penn Power shall retain and discharge all liabilities and obligations associated with, or directly relating to, the Contributed Assets arising out of Penn Power's ownership of the Contributed Assets prior to the Contribution Date, including, without limitation, any liability or obligation to fund the deficiency as of the Contribution Date in Penn Power's nuclear decommissioning trusts associated with the Contributed Assets, in the amount and as may be required by the Nuclear Regulatory Commission in connection with the transactions contemplated hereby . Penn Power further agrees to timely and fully discharge all such liabilities and obligations and to indemnify and hold harmless Nuclear Genco from and against any and all liabilities, actions, claims, damages, costs and expenses which Nuclear Genco may suffer or incur as a result of Penn Power's failure to perform the foregoing obligations.

          e. The parties covenant and agree to use all commercially reasonable efforts to obtain all regulatory and other approvals, authorizations and consents, including rulings from the Internal Revenue Service, and make all such filings necessary, appropriate or desirable in order for Penn Power to make and for Nuclear Genco to accept the Contribution of the Contributed Assets, the Transferred Liabilities and the Assumed Liabilities as contemplated hereby.

     5. GOVERNING LAW. This Subscription and Capital Contribution Agreement shall be governed by the substantive laws of the State of Ohio, without reference to its conflicts of laws principles.

     6. COUNTERPARTS. This Subscription and Capital Contribution Agreement may be executed in counterparts, each of which taken together shall be deemed one and the same instrument.

          IN WITNESS WHEREOF, this Subscription and Capital Contribution Agreement has been duly executed and delivered by the parties as of the date first above written.


                                 PENNSYLVANIA POWER COMPANY


                                 By: /s/ Harvey L. Wagner
                                     -------------------------------
                                 Name:   Harvey L. Wagner
                                 Title:  Vice President & Controller


                                 FIRSTENERGY NUCLEAR GENERATION CORP.


                                 By: /s/ John Luecken
                                     --------------------------------
                                 Name:   John Luecken
                                 Title:  Sole Incorporator


                                       3
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                                     ANNEX A


                    General Description of Contributed Assets
                    -----------------------------------------


1. Penn Power's 65% undivided ownership interest in Beaver Valley Nuclear Power Plant Unit 1 (526.5 MW), Shippingport, Pennsylvania


2. Penn Power's 13.74% undivided ownership interest in Beaver Valley Nuclear Power Plant Unit 2 (112.7 MW), Shippingport, Pennsylvania


3. Penn Power's 39.37% undivided ownership interest in Beaver Valley Nuclear Power Plant Common Facilities, Shippingport, Pennsylvania


4. Penn Power's 5.24% undivided ownership interest in Perry Nuclear Power Plant, North Perry Village, Ohio


5. Penn Power's interest in the qualified and non-qualified nuclear decommissioning trust funds associated with the Beaver Valley and Perry Nuclear Power Plants


6. All of Penn Power's right, title and interest in and to any and all other assets, inventories, nuclear fuel, spare parts, equipment, supplies, construction work in progress, and contract rights associated with, or necessary for, the ownership or operation of the foregoing in each case as more specifically described in the Assignment and Assumption Agreement attached as Annex C.


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                                     ANNEX B


             Schedule of Outstanding Pollution Control Revenue Bonds
             -------------------------------------------------------

ISSUER                           BONDS                          PRINCIPAL AMOUNT
--------------------------------------------------------------------------------

Beaver County Industrial        Pollutions Control Revenue        $14,250,000
 Development Authority          Refunding Bonds, 6.0% 1995
                                Series (Pennsylvania Power
                                Company Beaver Valley Project)
                                Due 2028
--------------------------------------------------------------------------------
Beaver County Industrial        Pollution Control Revenue         $ 4,400,000
 Development Authority          Refunding Bonds, Series 2001-A
                                (Pennsylvania Power Company
                                Beaver Valley Project) due 2021
--------------------------------------------------------------------------------
Ohio Air Quality Development    Pollution Control Revenue         $ 1,500,000
 Authority                      Refunding Bonds, Series 1994
                                (Pennsylvania Power Company
                                Project) due 2023
--------------------------------------------------------------------------------
Ohio Air Quality Development    Pollution Control Revenue         $ 4,500,000
 Authority                      Refunding Bonds, Series 1997
                                (Pennsylvania Power Company
                                Project) due 2027
--------------------------------------------------------------------------------
Ohio Air Quality Development    Pollution Control Revenue Bonds,  $ 3,500,000
 Authority                      Series 1988 (Pennsylvania Power
                                Company Project) due 2018
--------------------------------------------------------------------------------
Ohio Water Development          Pollution Control Revenue Bonds,  $13,300,000
 Authority                      Series 1988 (Pennsylvania Power
                                Company Project) due 2018
--------------------------------------------------------------------------------
Ohio Water Development          Pollution Control Revenue         $11,200,000
 Authority                      Refunding Bonds, Series 1994
                                (Pennsylvania Power Company
                                Project) due 2023
--------------------------------------------------------------------------------
Ohio Water Development          Pollution Control Revenue         $ 5,200,000
 Authority                      Refunding Bonds, Series 1999-A
                                (Pennsylvania Power Company
                                Project) due 2033
--------------------------------------------------------------------------------
Ohio Water Development          Pollution Control Revenue         $ 5,800,000
 Authority                      Refunding Bonds, Series 1997
                                (Pennsylvania Power Company
                                Project) due 2027
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              TOTAL:              $63,650,000
--------------------------------------------------------------------------------